Page 2 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 56. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income (NOI) Detail 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 24 Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Land Properties 33 Repositioning, Redevelopment, Development and Held For Sale Properties 34 Under Construction and Future Development Projects 36 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 46 Backfilled Office Leases—Next Eight Quarters 48 Expiring Office Leases—Next Eight Quarters 51 Expiring Office Leases—Annual 54 Definitions and Reconciliations 55 Definitions 56 Reconciliation of Net Income to Net Operating Income 58 Reconciliation of Net Income to Company's Share of Net Operating Income 59 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 60 Company Outlook 61 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Balance Sheet • Investment grade credit rated with $0.9 billion of total liquidity and no material maturities until 2023 Capital Transactions ▪ Sold 1.5 million shares under the Company’s at-the-market ("ATM") program, generating $45.7 million of proceeds for an average sales price of $29.92 Dividend • Declared and paid a quarterly dividend of $0.25 per share on common stock ESG Leadership • Published 2020 Corporate Responsibility Report detailing Company's accomplishments across its Better BlueprintTM platform Post-Quarter Highlights • Unveiled plans to develop through a 50/50 joint venture with Blackstone a fully entitled, 241,000 square-foot, seven-stage studio facility to be known as Sunset Glenoaks Studios in Sun Valley, California • Acquired through a 35/65 Hudson Pacific/Blackstone joint venture a 91- acre studio development site 17 miles north of London in Broxbourne, Hertfordshire for £120 million • Drew down $50 million on the Company’s unsecured revolving credit facility, resulting in $550 million of undrawn capacity Guidance • Provided full-year and third-quarter 2021 FFO guidance of $1.90 to $1.96 per diluted share, excluding specified items, and $0.47 to $0.49 per diluted share, excluding specified items, respectively Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals nearly 20 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to Second Quarter 2020) • Net income attributable to common stockholders of $2.3 million ($0.02 per diluted share) compared to net income to common stockholders of $3.7 million ($0.02 per diluted share) • FFO, excluding specified items, of $74.4 million ($0.49 per diluted share) compared to $76.8 million ($0.50 per diluted share) • Total revenue increased 8.6% to $215.6 million Office Highlights • Executed 73 new and renewal leases totaling 510,197 square feet, with GAAP and cash rent growth of 18.7% and 12.1%, respectively • Stabilized and in-service office portfolios were 92.7% and 91.4% leased, respectively • Net operating income and cash net operating income for the consolidated 44 same-store properties decreased 2.1% and increased 4.9%, respectively Studio Highlights • Trailing 12-month occupancy for the three same-store studio properties was 88.0% • Net operating income and cash net operating income for the three same- store studio properties increased 17.0% and 29.3%, respectively Conference Call Information: Wednesday, August 4, 2021 at 11:00 AM PST / 2:00 PM EST (877) 407-0784 (U.S.) | (201) 689-8560 (International)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Corporate Data[1]

Unaudited, in thousands, except per share data

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Number of office properties owned	53	53	53	52	52
Office square feet[2]	15,584,647	15,583,010	15,550,750	14,870,607	14,856,553
Same-store office square feet[2][3]	12,661,812	12,628,002	12,619,891	11,781,358	10,207,076
Same-store office leased rate as of end of period[3]	92.4 %	92.3 %	94.3 %	94.4 %	94.5 %
Stabilized office square feet[2][4]	13,560,853	13,571,956	13,574,582	12,909,362	12,924,852
Stabilized office leased rate as of end of period[4]	92.7 %	92.7 %	94.5 %	94.5 %	95.1 %
In-service office square feet[2][5]	14,610,559	14,491,731	14,530,261	13,865,041	13,880,531
In-service office leased rate as of end of period[5]	91.4 %	91.7 %	93.5 %	93.5 %	94.0 %
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][6]	1,224,403	1,224,403	1,224,403	1,224,403	1,224,403
Same-store studio leased rate as of end of period[7]	88.0 %	89.6 %	90.2 %	91.3 %	92.7 %
Number of land properties owned	8	8	8	7	7
Land properties estimated square feet[8]	3,195,406	3,187,261	3,187,261	2,736,825	2,681,376
Total portfolio square feet	20,004,456	19,994,674	19,962,414	18,831,835	18,762,332
Company's share of debt, net[9][10]	$ 2,863,638	$ 2,826,943	$ 2,787,917	$ 2,341,602	$ 3,009,488
Company's share of market capitalization[9][10]	$ 7,283,915	$ 7,106,345	$ 6,593,530	$ 6,081,014	$ 6,948,827
Adjusted EBITDAre (annualized) / Consolidated debt, net[10]	7.1x	7.3x	7.4x	6.4x	7.0x
Company's share of debt, net/Company's share of market capitalization[9][10]	39.3 %	39.8 %	42.3 %	38.5 %	43.3 %
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.49	$ 0.48	$ 0.44	$ 0.43	$ 0.50
Range of closing prices[11]	$ 26.45 - 30.28	$ 22.89 - 28.43	$ 19.26 - 27.96	$ 21.25 - 25.32	$ 19.89 - 29.27
Closing price at quarter end	$ 27.82	$ 27.13	$ 24.02	$ 21.93	$ 25.16
Weighted average fully diluted common stock/units outstanding[10]	152,683	152,504	152,576	154,774	155,013
Shares of common stock/units outstanding at end of period[10]	155,543	153,979	154,283	154,767	156,572

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of April 1, 2020 and still owned and included in our office portfolio as of June 30, 2021.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of April 1, 2020 and still owned and included in our studio portfolio as of June 30, 2021.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 23 for additional detail.
(10) See definitions starting on page 56.
(11) For the quarter indicated.

Page 5 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Steve Jaffe
Executive Vice President, Business Affairs

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Arthur X. Suazo
Executive Vice President, Leasing

Drew B. Gordon
Executive Vice President, California Office Operations

Andy Wattula
Executive Vice President, Pacific Northwest/ Canada Office Operations

Nader Shah
Senior Vice President, Construction and Development

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Derric Dubourdieu
Senior Vice President, Leasing

Gary Hansel
Senior Vice President, Southern California

Bill Humphrey
Senior Vice President, Business Development — Studios

Shawn McGarry
Senior Vice President, Northern California

Anne Mehrtens
Senior Vice President, Sunset Studios — Southern California

Jeff Stotland
Senior Vice President, Global Studios

Chuck We
Senior Vice President, Western Canada

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 61

Page 7 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Barry A. Porter Managing General Partner, Clarity Partners L.P. Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Equity Research Coverage BMO Capital Markets Frank Lee | John Kim (415) 591-2129 | (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Mizuho Securities Haendel St. Juste (212) 205-7860 Morgan Stanley Vikram Malhotra (212) 761-7567 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Financial Information

Page 10 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Consolidated Balance Sheets In thousands, except share data June 30, 2021 (Unaudited) December 31, 2020 ASSETS Investment in real estate, net $ 7,156,734 $ 7,112,269 Cash and cash equivalents 110,978 113,686 Restricted cash 33,967 35,854 Accounts receivable, net 16,391 22,105 Straight-line rent receivables, net 238,799 225,685 Deferred leasing costs and lease intangible assets, net 271,201 285,836 U.S. Government securities 132,222 135,115 Operating lease right-of-use assets 268,537 264,880 Prepaid expenses and other assets, net 111,087 72,667 Investment in unconsolidated real estate entities 85,736 82,105 TOTAL ASSETS $ 8,425,652 $ 8,350,202 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,491,043 $ 3,399,492 In-substance defeased debt 129,971 131,707 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 253,271 235,860 Operating lease liabilities 274,408 270,014 Lease intangible liabilities, net 43,364 49,144 Security deposits and prepaid rent 84,393 92,180 Total liabilities 4,342,586 4,244,533 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 127,445 127,874 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 152,319,084 shares and 151,401,365 shares outstanding at June 30, 2021 and December 31, 2020, respectively 1,523 1,514 Additional paid-in capital 3,435,156 3,469,758 Accumulated other comprehensive loss (2,736) (8,133) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,433,943 3,463,139 Non-controlling interest—members in consolidated real estate entities 467,476 467,009 Non-controlling interest—units in the operating partnership 44,387 37,832 Total equity 3,945,806 3,967,980 TOTAL LIABILITIES AND EQUITY $ 8,425,652 $ 8,350,202

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
REVENUES				
Office				
Rental	$ 192,552	$ 180,654	$ 382,413	$ 361,767
Service and other revenues	3,151	3,654	5,433	8,968
Total office revenues	**195,703**	**184,308**	**387,846**	**370,735**
Studio				
Rental	11,551	12,128	23,704	25,043
Service and other revenues	8,348	2,174	17,171	9,059
Total studio revenues	**19,899**	**14,302**	**40,875**	**34,102**
Total revenues	**215,602**	**198,610**	**428,721**	**404,837**
OPERATING EXPENSES				
Office operating expenses	69,111	64,611	135,673	128,471
Studio operating expenses	12,466	7,951	23,919	18,601
General and administrative	17,109	17,897	35,558	36,515
Depreciation and amortization	84,178	73,516	166,939	147,279
Total operating expenses	**182,864**	**163,975**	**362,089**	**330,866**
OTHER INCOME (EXPENSE)				
Income from unconsolidated real estate entities	470	410	1,105	174
Fee income	797	556	1,645	1,166
Interest expense	(30,689)	(27,930)	(60,975)	(54,347)
Interest income	937	1,048	1,934	2,073
Management services reimbursement income—unconsolidated real estate entities	626	—	626	—
Management services expense—unconsolidated real estate entities	(626)	—	(626)	—
Transaction-related expenses	(1,064)	(157)	(1,064)	(259)
Unrealized gain (loss) on non-real estate investments	5,018	(2,267)	10,793	(2,848)
Other (expense) income	(1,177)	716	(1,629)	1,030
Total other expense	**(25,708)**	**(27,624)**	**(48,191)**	**(53,011)**
Net income	**7,030**	**7,011**	**18,441**	**20,960**
Net income attributable to preferred units	(153)	(153)	(306)	(306)
Net income attributable to participating securities	(276)	(10)	(554)	(39)
Net income attributable to non-controlling interest in consolidated real estate entities	(5,549)	(3,890)	(12,179)	(7,407)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,282	770	1,964	1,403
Net income attributable to non-controlling interest in the operating partnership	(19)	(37)	(69)	(143)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 2,315**	**$ 3,691**	**$ 7,297**	**$ 14,468**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income attributable to common stockholders—basic	$ 0.02	$ 0.02	0.05	0.09
Net income attributable to common stockholders—diluted	$ 0.02	$ 0.02	0.05	0.09
Weighted average shares of common stock outstanding—basic	151,169,612	153,306,976	150,997,564	153,869,789
Weighted average shares of common stock outstanding—diluted	152,683,463	155,621,513	151,302,845	156,515,326

Page 11 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
NET INCOME (LOSS)	$ 7,030	$ 11,411	$ (3,168)	$ (1,362)	$ 7,011
Adjustments:					
Depreciation and amortization—Consolidated	84,178	82,761	77,351	75,052	73,516
Depreciation and amortization—Corporate-related	(590)	(577)	(566)	(581)	(574)
Depreciation and amortization—Company's Share from unconsolidated real estate entities	1,550	1,511	1,424	1,445	1,355
Unrealized (gain) loss on non-real estate investments	(5,018)	(5,775)	128	(513)	2,267
Tax impact of unrealized gain on non-real estate investment	1,876	—	—	—	—
FFO attributable to non-controlling interests	(15,839)	(16,717)	(13,025)	(10,725)	(6,801)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**73,034**	**72,461**	**61,991**	**63,163**	**76,621**
Specified items impacting FFO:					
Transaction-related expenses	1,064	—	—	181	157
One-time tax reassessment management cost	—	—	5,500	—	—
One-time prior period net property tax adjustment	335	1,050	(702)	—	—
One-time debt extinguishment cost	—	—	—	2,654	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 74,433**	**$ 73,511**	**$ 66,789**	**$ 65,998**	**$ 76,778**
Weighted average common stock/units outstanding—diluted	152,683	152,504	152,576	154,774	155,013
FFO per common stock/unit—diluted	$ 0.48	$ 0.48	$ 0.41	$ 0.41	$ 0.49
FFO (excluding specified items) per common stock/unit—diluted	$ 0.49	$ 0.48	$ 0.44	$ 0.43	$ 0.50

Page 12 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Funds from Operations[1] (continued)

Unaudited, in thousands, except per share data

Year To Date	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2020	Six Months Ended June 30, 2020
NET INCOME	$ 18,441	$ 11,411	$ 16,430	$ 19,598	$ 20,960
Adjustments:					
Depreciation and amortization—Consolidated	166,939	82,761	299,682	222,331	147,279
Depreciation and amortization—Corporate-related	(1,167)	(577)	(2,286)	(1,720)	(1,139)
Depreciation and amortization—Company's Share from unconsolidated real estate entities	3,061	1,511	5,605	4,181	2,736
Unrealized (gain) loss on non-real estate investments	(10,793)	(5,775)	2,463	2,335	2,848
Tax impact of unrealized gain on non-real estate investment	1,876	—	—	—	—
FFO attributable to non-controlling interests	(32,462)	(16,717)	(37,644)	(24,619)	(13,894)
FFO attributable to preferred units	(306)	(153)	(612)	(459)	(306)
FFO to common stockholders and unitholders	**145,589**	**72,461**	**283,638**	**221,647**	**158,484**
Specified items impacting FFO:					
Transaction-related expenses	1,064	—	440	440	259
One-time tax reassessment management cost	—	—	5,500	—	—
One-time straight-line rent reserve	—	—	2,620	2,620	2,620
One-time prior period net property tax adjustment	1,372	1,050	(937)	—	—
One-time debt extinguishment cost	—	—	2,654	2,654	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 148,025**	**$ 73,511**	**$ 293,915**	**$ 227,361**	**$ 161,363**
Weighted average common stock/units outstanding—diluted	152,675	152,504	154,084	155,422	155,908
FFO per common stock/unit—diluted	$ 0.95	$ 0.48	$ 1.84	$ 1.43	$ 1.02
FFO (excluding specified items) per common stock/unit—diluted	$ 0.97	$ 0.48	$ 1.91	$ 1.46	$ 1.03

(1) See definitions starting on page 56.

Page 13 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
FFO	$ 73,034	$ 72,461	$ 61,991	$ 63,163	$ 76,621
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(6,811)	(8,708)	(806)	(5,230)	(14,330)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	804	826	826	827	826
Amortization of deferred financing costs and loan discounts/ premiums, net	1,717	1,714	1,639	4,361	1,281
Non-cash compensation expense	6,340	3,538	8,314	4,791	4,723
Recurring capital expenditures, tenant improvements and lease commissions	(15,580)	(18,022)	(20,149)	(19,922)	(20,980)
AFFO	**$ 59,504**	**$ 51,809**	**$ 51,815**	**$ 47,990**	**$ 48,141**
Dividends paid to common stock and unitholders	$ 38,742	$ 38,426	$ 38,370	$ 38,853	$ 38,890
AFFO payout ratio	65.1 %	74.2 %	74.1 %	81.0 %	80.8 %

Year To Date	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2020	Six Months Ended June 30, 2020
FFO	$ 145,589	$ 72,461	$ 283,638	$ 221,647	$ 158,484
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(15,519)	(8,708)	(36,250)	(35,444)	(30,214)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	1,630	826	3,305	2,479	1,652
Amortization of deferred financing costs and loan discounts/ premiums, net	3,431	1,714	8,564	6,925	2,564
Non-cash compensation expense	9,878	3,538	22,723	14,409	9,618
Recurring capital expenditures, tenant improvements and lease commissions	(33,602)	(18,022)	(85,195)	(65,046)	(45,124)
AFFO	**$ 111,407**	**$ 51,809**	**$ 196,785**	**$ 144,970**	**$ 96,980**
Dividends paid to common stock and unitholders	$ 77,168	$ 38,426	$ 154,996	$ 116,626	$ 77,773
AFFO payout ratio	69.3 %	74.2 %	78.8 %	80.4 %	80.2 %

(1) See definitions starting on page 56.

Page 14 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% change	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	44	44		43	43	
Rentable square feet	11,169,954	11,169,954		11,125,041	11,125,041	
Ending % leased	91.7 %	94.7 %	(3.0)%	91.6 %	94.6 %	(3.0)%
Ending % occupied	90.6 %	94.2 %	(3.6)%	90.6 %	94.0 %	(3.4)%
Average % occupied for the period	90.5 %	94.3 %	(3.8)%	91.2 %	94.6 %	(3.4)%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,224,403	1,224,403		1,224,403	1,224,403	
Average % occupied for the period[5]	88.0 %	92.6 %	(4.6)	88.0 %	92.6 %	(4.6)

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% change	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 167,413	$ 168,700	(0.8)%	$ 332,654	$ 338,419	(1.7)%
Total studio revenues	19,899	14,302	39.1	40,875	34,102	19.9
Same-store revenues	**187,312**	**183,002**	**2.4**	**373,529**	**372,521**	**0.3**
Total office expenses	59,237	58,217	1.8	115,911 [7]	114,451	1.3
Total studio expenses	12,466 [8]	7,951	56.8	23,919 [9]	18,601	28.6
Same-store expenses	**71,703**	**66,168**	**8.4**	**139,830**	**133,052**	**5.1**
Same-store office net operating income	**108,176**	**110,483**	**(2.1)**	**216,743**	**223,968**	**(3.2)**
NOI margin	64.6 %	65.5 %	(0.9)	65.2 %	66.2 %	(1.0)
Same-store studio net operating income	**7,433**	**6,351**	**17.0**	**16,956**	**15,501**	**9.4**
NOI margin	37.4 %	44.4 %	(7.0)	41.5 %	45.5 %	(4.0)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 115,609**	**$ 116,834**	**(1.0)%**	**$ 233,699**	**$ 239,469**	**(2.4)%**
NOI margin	61.7 %	63.8 %	(2.1)	62.6 %	64.3 %	(1.7)

Page 15 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)	Three Months Ended June 30,			Six Months Ended June 30,		
	2021	2020	% change	2021	2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 161,616	$ 155,781	3.7 %	$ 318,856	$ 310,742	2.6 %
Total studio cash revenues	19,741	13,637	44.8	40,694	33,289	22.2
Same-store cash revenues	**181,357**	**169,418**	**7.0**	**359,550**	**344,031**	**4.5**
Total office cash expenses	58,316	57,265	1.8	114,027 (7)	112,548	1.3
Total studio cash expenses	12,387 (8)	7,951	55.8	23,762 (9)	18,601	27.7
Same-store cash expenses	**70,703**	**65,216**	**8.4**	**137,789**	**131,149**	**5.1**
Same-store office net operating income (cash basis)	**103,300**	**98,516**	**4.9**	**204,829**	**198,194**	**3.3**
NOI margin	63.9 %	63.2 %	0.7	64.2 %	63.8 %	0.4
Same-store studio net operating income (cash basis)	**7,354**	**5,686**	**29.3**	**16,932**	**14,688**	**15.3**
NOI margin	37.3 %	41.7 %	(4.4)	41.6 %	44.1 %	(2.5)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 110,654**	**$ 104,202**	**6.2 %**	**$ 221,761**	**$ 212,882**	**4.2 %**
NOI margin	61.0 %	61.5 %	(0.5)	61.7 %	61.9 %	(0.2)

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended June 30, 2021 defined as all properties owned and included in our stabilized office portfolio as of April 1, 2020 and still owned and included in the stabilized office portfolio as of June 30, 2021. Same-store office for the six months ended June 30, 2021 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of June 30, 2021.
(3) See pages 27 and 28 for same-store office properties.
(4) Same-store studio for the three months ended June 30, 2021 defined as all properties owned and included in our studio portfolio as of April 1, 2020 and still owned and included in our studio portfolio as of June 30, 2021. Same-store studio for the six months ended June 30, 2021 defined as all properties owned and included in our studio portfolio as of January 1, 2020 and still owned and included in our studio portfolio as of June 30, 2021.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended as of the periods indicated.
(6) See page 58 for the reconciliation of net income to net operating income (NOI).
(7) Same-store office expenses for the six months ended June 30, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE. Adjusted for this item, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the six months ended June 30, 2021 would have been (2.8)% and 3.8%, respectively.
(8) Same-store studio expenses for the three months ended June 30, 2021 included a one-time property tax increases of $0.4 million resulting from a reassessment at Sunset Gower Studios. Adjusted for this item, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) for the three months ended June 30, 2021 would have been 22.8% and 35.8%, respectively.
(9) Same-store studio expenses for the six months ended June 30, 2021 included one-time property tax increases of $0.4 million resulting from reassessments at Sunset Gower and Sunset Bronson Studios. Adjusted for this item, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) for the six months ended June 30, 2021 would have been 12.2% and 18.3%, respectively.

Page 16 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Same-Store Property Performance—Company's Share[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% change	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	41	41		40	40	
Rentable square feet	9,905,097	9,905,097		9,871,412	9,871,412	
Ending % leased	90.7 %	94.1 %	(3.4)%	90.7 %	94.0 %	(3.3)%
Ending % occupied	89.6 %	93.3 %	(3.7)%	89.5 %	93.2 %	(3.7)%
Average % occupied for the period	90.6 %	93.7 %	(3.1)%	91.3 %	94.3 %	(3.0)%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% change	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% change
SAME-STORE NET OPERATING INCOME[4]						
Total office revenues	$ 142,537	$ 142,765	(0.2)%	$ 283,096	$ 286,619	(1.2)%
Same-store revenues	**142,537**	**142,765**	**(0.2)**	**283,096**	**286,619**	**(1.2)**
Total office expenses	50,121	50,416	(0.6)	97,672	99,162	(1.5)
Same-store expenses	**50,121**	**50,416**	**(0.6)**	**97,672**	**99,162**	**(1.5)**
TOTAL SAME-STORE NET OPERATING INCOME	**$ 92,416**	**$ 92,349**	**0.1 %**	**$ 185,424**	**$ 187,457**	**(1.1)%**
NOI margin	64.8 %	64.7 %	0.1	65.5 %	65.4 %	0.1

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% change	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 137,701	$ 133,972	2.8 %	$ 271,281	$ 273,130	(0.7)%
Same-store cash revenues	**137,701**	**133,972**	**2.8**	**271,281**	**273,130**	**(0.7)**
Total office cash expenses	49,318	49,591	(0.6)	96,046	97,513	(1.5)
Same-store cash expenses	**49,318**	**49,591**	**(0.6)**	**96,046**	**97,513**	**(1.5)**
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 88,383**	**$ 84,381**	**4.7 %**	**$ 175,235**	**$ 175,617**	**(0.2)%**
NOI margin	64.2 %	63.0 %	1.2	64.6 %	64.3 %	0.3

Page 17 of 61

Page 18 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Same-Store Property Performance—Company’s Share(1) (continued) Unaudited, in thousands, except number of properties and square feet (1) On July 30, 2020, funds affiliated with Blackstone Property Partners acquired a 49% interest in our three Hollywood studios (Sunset Gower, Sunset Bronson and Sunset Las Palmas Studios) and five office properties (6040 Sunset, ICON, CUE, EPIC and Harlow). We retained a 51% ownership stake. Based on the change in our ownership percentage, these properties have been omitted from the Company’s Share of same-store population for the three months and six months ended June 30, 2021. Included as part of the Company’s Share of same-store population for the three months and six months ended June 30, 2021 is our unconsolidated joint venture, Bentall Centre, that was acquired during second quarter 2019. (2) Same-store office for the three months ended June 30, 2021 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of April 1, 2020 and still owned and included in the stabilized office portfolio as of June 30, 2021. Same-store office for the six months ended June 30, 2021 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of June 30, 2021. (3) See pages 27 and 28 for same-store office properties. (4) See page 59 for the reconciliation of net income to net operating income (NOI).

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Net Operating Income (NOI) Detail

Three Months Ended June 30, 2021 | Unaudited, in thousands

	Same-Store Office Properties[(1)]	Same-Store Studio Properties[(2)]	Non-Same-Store Office Properties[(3)]	Repositioning/ Redevelopment /Development Properties[(4)]	Lease-Up Properties[(3)]	Total Properties
REVENUE						
Cash rent	$ 132,843	$ 11,130	$ 10,251	$ —	$ 10,340	$ 164,564
Cash tenant recoveries	25,893	263	3,610	—	1,527	31,293
Straight-line rent	4,489	167	535	—	791	5,982
Amortization of above-market and below-market leases, net	1,751	—	959	—	29	2,739
Amortization of lease incentive costs	(443)	(9)	—	—	(23)	(475)
Total rental revenue[(5)]	**164,533**	**11,551**	**15,355**	**—**	**12,664**	**204,103**
Service and other revenues	2,880	8,348	111	—	160	11,499
Total revenue	**167,413**	**19,899**	**15,466**	**—**	**12,824**	**215,602**
OPERATING EXPENSES						
Property operating expenses	58,316	12,387	4,290	14	5,567	80,574
Straight-line rent	325	—	—	—	—	325
Non-cash portion of interest expense	10	79	—	—	1	90
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
Total operating expenses	**59,237**	**12,466**	**4,290**	**14**	**5,570**	**81,577**
TOTAL CONSOLIDATED NOI[(5)]	**$ 108,176**	**$ 7,433**	**$ 11,176**	**$ (14)**	**$ 7,254**	**$ 134,025**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	3,136 [(6)]	—	—	3,136
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	12,485 [(7)]	3,485 [(8)]	3,816 [(9)]	—	349 [(10)]	20,135
Square feet[(11)]	11,169,954	1,224,403	899,041	974,088	1,049,706	15,317,192
Ending % leased	91.7 %	88.0 %	97.4 %	60.0 %	75.3 %	88.7 %
Ending % occupied	90.6 %	88.0 %	97.1 %	— %	75.0 %	84.1 %
NOI margin	64.6 %	37.4 %	72.3 %	— %	56.6 %	62.2 %
RECONCILIATION TO CASH NOI						
TOTAL NOI	**$ 108,176**	**$ 7,433**	**$ 11,176**	**$ (14)**	**$ 7,254**	**$ 134,025**
Straight-line rent, net	(4,164)	(167)	(535)	—	(791)	(5,657)
Non-cash portion of interest expense	10	79	—	—	1	90
Amortization of above-market and below-market leases, net	(1,751)	—	(959)	—	(29)	(2,739)
Amortization of lease incentive costs	443	9	—	—	23	475
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
TOTAL CONSOLIDATED CASH NOI	**$ 103,300**	**$ 7,354**	**$ 9,682**	**$ (14)**	**$ 6,460**	**$ 126,782**
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,115 [(6)]	—	—	2,115
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	11,765 [(7)]	3,446 [(8)]	3,816 [(9)]	—	(113) [(10)]	18,914

Page 19 of 61

Page 20 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (1) See pages 27 and 28 for same-store office for the three months ended June 30, 2021. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (3) See page 28 for non-same-store office and lease-up properties. (4) See page 34 for repositioning, redevelopment, development and held for sale properties. (5) See page 58 and 59 for all non-GAAP NOI reconciliations. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average monthly foreign currency exchange rate for the period presented. (7) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC. (8) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. (11) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Net Operating Income Detail (NOI) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Debt Summary

As of June 30, 2021 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ —	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ —	$ 600,000	$ 600,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[5]	$ 900,000	LIBOR + 2.15%	8/9/2022	$ —	$ 900,000	$ 459,000	$ —
Acquired Hollywood Media Portfolio debt[5]	(107,814)	LIBOR + 3.31%	8/9/2022	—	(107,814)	(107,814)	—
Hollywood Media Portfolio, net	**792,186**			**—**	**792,186**	**351,186**	**—**
10950 Washington[6]	25,404	5.32%	3/11/2022	2,003	24,981	25,404	—
One Westside and 10850 Pico	192,923	LIBOR + 1.70%	12/18/2023	—	192,923	144,692	221,677
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[7]	314,300	LIBOR + 1.70%	12/18/2025	—	314,300	172,865	—
Hill7[8]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,593,813**			**$ 13,133**	**$ 1,593,390**	**$ 917,697**	**$ 221,677**

Page 21 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Debt Summary (continued)

As of June 30, 2021 | Unaudited, in thousands

Other consolidated debt	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
In-substance defeased debt[9]	$ 129,971	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 97,478
Joint venture debt[10]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Bentall Centre[11]	$ 520,997	CDOR + 1.75%	7/1/2024	$ —	$ 520,997	$ 104,199

(1) See definitions starting on page 56.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2021, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. The Company and Blackstone each purchased bonds comprising the loan in the amounts of $107.8 million and $12.5 million, respectively.
(6) Monthly debt service includes debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(7) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest-only through the five-year term.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(9) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(10) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(11) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of June 30, 2021. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Capital Structure

As of June 30, 2021 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured private placement		$	625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			1,593,813	
Total Consolidated unsecured and secured debt[1]		**$**	**3,518,813**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated debt[1]		**$**	**3,528,628**	
Less: Cash and cash equivalents			(110,978)	
Total Consolidated debt, net[1]		**$**	**3,417,650**	
Add: Company's share of unconsolidated real estate entity debt[2]			104,199	
Less: Partners' share of consolidated debt[3]			(676,116)	
Less: Company's share of unconsolidated real estate entities' cash and cash equivalents			(3,479)	
Add: Partners' share of cash and cash equivalents			21,384	
Company's share of debt, net[1]		**$**	**2,863,638**	
EQUITY				
Common stock	152,319,084	$	4,237,517	
Operating partnership units	1,381,624		38,437	
Restricted stock and units	1,103,740		30,706	
Dilutive shares[1]	738,457		20,544	
TOTAL EQUITY	**155,542,905**	**$**	**4,327,204**	[4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**7,855,832**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**7,283,915**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**43.5 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**39.3 %**	

(1) See definitions starting on page 56.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entity.
(4) Amount is calculated based on June 30, 2021 closing price of $27.82 per share of common stock.

Page 23 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$319
$376,271(2)
$304,692
$104,199
$599,865
$150,000
$456,000
$55,550
$900,000
2021
2022
2023
2024
2025
2026
2027
2028
2029 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[3]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$1,925,000	65.3%	4.1%	6.4
Secured debt[4]	1,021,897	34.7%	2.5%	2.9
TOTAL	**$2,946,897**	**100.0%**		5.2
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$421,757	14.3%	1.9%	3.4
Fixed-rate debt[4][5]	2,525,140	85.7%	3.8%	5.5
TOTAL	**$2,946,897**	**100.0%**		5.2
Weighted average stated interest rate[3]			3.6%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[6]			3.8%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[7]		
Total liabilities to total asset value	≤ 60%	39.4%
Unsecured indebtedness to unencumbered asset value	≤ 60%	37.7%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.6x
Secured indebtedness to total asset value	≤ 45%	18.7%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.4x
UNSECURED REGISTERED SENIOR NOTES[8]		
Debt to total assets	≤ 60%	41.0%
Total unencumbered assets to unsecured debt	≥ 150%	291.7%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.8x
Secured debt to total assets	≤ 45%	19.2%

Page 24 of 61

Page 25 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of June 30, 2021. (2) Includes $351.2 million related to the Hollywood Media Portfolio loan maturing August 8, 2022. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. (3) Rates as of June 30, 2021 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of June 30, 2021. (4) On July 30, 2020 we closed a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. In addition, we purchased $107.8 million in bonds making up the Hollywood Media Portfolio loan. We repaid Term Loans B ($350.0 million) and D ($125.0 million) and instead of terminating the interest rate swaps on these loans, the swaps were designated under a first payments approach within hedge accounting, rather than of a specific piece of debt. Therefore, the interest rate on $475.0 million of the outstanding balance has been effectively fixed through the use of interest rate swaps. As of June 30, 2021 fixed LIBOR was 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the Hollywood Media Portfolio loan, respectively. The interest on the full amount has been effectively capped at 3.50% per annum through the use of an interest rate cap. (5) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (6) Rates are as of June 30, 2021 and include deferred financing costs and loan discounts/premiums. (7) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of June 30, 2021. As of June 30, 2021, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (8) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of June 30, 2021. As of June 30, 2021, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,491,858	95.5 %	97.6 %	$ 41,677,109	$ 29.24
Subtotal		**1,491,858**	**95.5**	**97.6**	**41,677,109**	**29.24**
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	63.6	67.7	2,742,801	23.70
Met Park North	Denny Triangle	189,511	100.0	100.0	5,529,972	29.18
Hill7[7]	Denny Triangle	285,310	99.1	99.1	11,302,924	40.00
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,700,074	41.08
411 First	Pioneer Square	163,768	65.7	65.7	3,738,069	34.73
505 First	Pioneer Square	288,009	84.2	84.2	6,249,285	25.78
83 King	Pioneer Square	183,939	78.1	78.1	6,175,095	43.01
Subtotal		**1,463,520**	**85.0**	**85.6**	**42,438,220**	**34.10**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,034,977	96.9	96.9	52,664,573	52.50
275 Brannan	San Francisco	57,120	100.0	100.0	4,786,113	83.79
625 Second	San Francisco	138,094	51.2	51.2	4,829,819	68.33
875 Howard	San Francisco	286,003	99.9	99.9	15,353,671	53.74
901 Market	San Francisco	205,530	96.9	96.9	12,783,019	64.20
Rincon Center[8]	San Francisco	539,461	96.4	96.4	32,521,814	62.52
Ferry Building[7]	San Francisco	268,018	92.5	94.9	20,455,731	82.47
Towers at Shore Center	Redwood Shores	334,483	90.4	92.9	21,587,951	71.41
Skyway Landing	Redwood Shores	247,173	77.1	79.8	11,240,744	58.99
555 Twin Dolphin	Redwood Shores	198,936	83.8	85.4	10,530,403	63.14
Palo Alto Square[9]	Palo Alto	320,514	87.9	89.5	26,365,898	93.57
3176 Porter	Palo Alto	42,899	100.0	100.0	3,346,122	78.00
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,008,606	72.21
Clocktower Square	Palo Alto	100,655	100.0	100.0	8,886,250	88.28
Foothill Research Center	Palo Alto	195,385	100.0	100.0	14,501,815	74.22
Page Mill Center[10]	Palo Alto	94,542	82.4	82.4	6,236,184	80.01
Page Mill Hill	Palo Alto	182,676	82.0	82.0	11,731,809	78.33
Gateway	North San Jose	609,093	83.4	83.7	21,759,174	42.81
1740 Technology	North San Jose	206,879	99.5	99.5	8,844,071	42.96
Concourse	North San Jose	944,386	89.4	89.7	34,321,560	40.66
Metro Plaza[11]	North San Jose	408,594	89.1	89.1	15,925,130	43.74
Skyport Plaza	North San Jose	418,086	96.2	96.2	15,713,170	39.06
Techmart	Santa Clara	284,440	76.3	77.9	10,686,950	49.23
Subtotal		**7,325,801**	**90.7**	**91.2**	**380,080,577**	**57.23**

Page 27 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Los Angeles, California						
6922 Hollywood	Hollywood	202,528	68.9	68.9	7,153,747	51.28
6040 Sunset[12]	Hollywood	114,958	100.0	100.0	6,607,096	57.47
ICON[12]	Hollywood	326,792	100.0	100.0	19,955,849	61.07
CUE[12]	Hollywood	94,386	100.0	100.0	5,696,484	60.35
EPIC[12]	Hollywood	301,127	100.0	100.0	21,211,386	70.44
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,383,660	43.74
Maxwell[13]	Downtown Los Angeles	102,963	94.8	100.0	— [13]	—
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,238,742	73.18
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,042,105	48.00
10850 Pico[14]	West Los Angeles	44,913	100.0	100.0	1,940,536	43.21
10900 Washington	West Los Angeles	9,919	100.0	100.0	448,736	45.24
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,133,760	44.81
11601 Wilshire	West Los Angeles	500,475	87.0	97.6	20,799,360	47.76
Element LA	West Los Angeles	284,037	100.0	100.0	17,864,002	62.89
Subtotal		**2,380,633**	**94.0**	**96.9**	**120,475,463**	**53.82**
Total same-store		**12,661,812**	**91.2**	**92.4**	**584,671,369**	**50.62**
NON-SAME-STORE						
Greater Seattle, Washington						
1918 Eighth[7]	Denny Triangle	668,109	99.6	99.6	20,490,251	30.79
Subtotal		**668,109**	**99.6**	**99.6**	**20,490,251**	**30.79**
San Francisco Bay Area, California						
Shorebreeze	Redwood Shores	230,932	89.9	91.0	13,112,309	63.15
Subtotal		**230,932**	**89.9**	**91.0**	**13,112,309**	**63.15**
Total non-same-store		**899,041**	**97.1**	**97.4**	**33,602,560**	**38.48**
Total Stabilized		**13,560,853**	**91.6**	**92.7**	**618,273,929**	**49.77**
Company's Share of Total Stabilized		**10,930,495**	**90.3**	**91.4**	**511,035,343**	**51.77**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	78.7	78.7	34,850,175	60.08
333 Twin Dolphin	Redwood Shores	182,789	74.9	76.9	8,349,326	60.99
Subtotal		**919,775**	**77.9**	**78.4**	**43,199,501**	**60.26**
Los Angeles, California						
Harlow[12]	Hollywood	129,931	54.1	54.1	3,821,784	54.38
Subtotal		**129,931**	**54.1**	**54.1**	**3,821,784**	**54.38**
Total lease-up		**1,049,706**	**75.0**	**75.3**	**47,021,285**	**59.73**

Page 28 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
TOTAL IN-SERVICE		14,610,559	90.4	91.4	665,295,214	50.36 (15)
COMPANY'S SHARE OF TOTAL IN-SERVICE		11,916,535	89.2 %	90.2 %	$ 556,183,954	$ 52.35 (16)

(1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.
(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of June 30, 2021, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2021. Annualized base rent does not reflect tenant reimbursements.
(5) Defined as all properties owned and included in our stabilized office portfolio as of April 1, 2020 and still owned and included in the stabilized office portfolio as of June 30, 2021.
(6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.
(7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth.
(8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020.
(9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021.
(10) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020.
(11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet.
(12) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow.
(13) WeWork Companies Inc. shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate this lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days' written notice. Wework Companies Inc. will vacate 24,057 square feet during third quarter 2021. The vacant suites are anticipated to be occupied by Califia Farm, LLC during third quarter 2021.
(14) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet.
(15) Included as part of total in-service occupied and leased square footage is 162,608 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $50.99.
(16) Included as part of the Company's share of total in-service occupied and leased square footage is 144,279 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.07.

Page 29 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,491,858	1,425,383	95.5 %	1,455,828	97.6 %	$ 41,677,109	$ 29.24
Subtotal	**1**	**1,491,858**	**1,425,383**	**95.5**	**1,455,828**	**97.6**	**41,677,109**	**29.24**
Greater Seattle, Washington								
Lynnwood	1	182,009	115,728	63.6	123,180	67.7	2,742,801	23.70
Denny Triangle	3	1,142,930	1,137,657	99.5	1,137,657	99.5	37,323,147	32.81
Pioneer Square	4	806,690	656,752	81.4	656,752	81.4	22,862,523	34.81
Subtotal	**8**	**2,131,629**	**1,910,137**	**89.6**	**1,917,589**	**90.0**	**62,928,471**	**32.94**
San Francisco Bay Area, California								
San Francisco	7	2,529,203	2,383,863	94.3	2,390,119	94.5	143,394,740	60.15
Redwood Shores	4	1,011,524	867,272	85.7	887,903	87.8	56,471,407	65.11
Palo Alto	7	1,144,528	1,056,283	92.3	1,061,531	92.7	86,076,684	81.49
North San Jose	5	2,587,038	2,324,704	89.9	2,329,567	90.0	96,563,105	41.54
Santa Clara	1	284,440	217,076	76.3	221,665	77.9	10,686,950	49.23
Subtotal	**24**	**7,556,733**	**6,849,198**	**90.6**	**6,890,785**	**91.2**	**393,192,886**	**57.41**
Los Angeles, California								
Hollywood	5	1,039,791	976,778	93.9	976,778	93.9	60,624,562	62.07
West Los Angeles	7	1,106,178	1,041,160	94.1	1,094,322	98.9	54,467,241	52.31
Downtown Los Angeles	2	234,664	220,676	94.0	234,663	100.0	5,383,660	24.40
Subtotal	**14**	**2,380,633**	**2,238,614**	**94.0**	**2,305,763**	**96.9**	**120,475,463**	**53.82**
Total Stabilized	**47**	**13,560,853**	**12,423,332**	**91.6**	**12,569,965**	**92.7**	**618,273,929**	**49.77**
Company's Share of Total Stabilized	**47**	**10,930,495**	**9,871,883**	**90.3**	**9,991,345**	**91.4**	**511,035,343**	**51.77**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.

Page 30 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

In-Service Office Properties by Location[1] (continued)

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
LEASE-UP								
San Francisco Bay Area, California								
Foster City	1	736,986	580,025	78.7	580,025	78.7	34,850,175	60.08
Redwood Shores	1	182,789	136,903	74.9	140,627	76.9	8,349,326	60.99
Subtotal	**2**	**919,775**	**716,928**	**77.9**	**720,652**	**78.4**	**43,199,501**	**60.26**
Los Angeles, California								
Hollywood	1	129,931	70,285	54.1	70,285	54.1	3,821,784	54.38
Subtotal	**1**	**129,931**	**70,285**	**54.1**	**70,285**	**54.1**	**3,821,784**	**54.38**
Total lease-up	**3**	**1,049,706**	**787,213**	**75.0**	**790,937**	**75.3**	**47,021,285**	**59.73**
TOTAL IN-SERVICE	**50**	**14,610,559**	**13,210,545**	**90.4 %**	**13,360,902**	**91.4 %**	**$ 665,295,214**	**$ 50.36** (6)
COMPANY'S SHARE OF TOTAL IN-SERVICE	**50**	**11,916,535**	**10,624,656**	**89.2 %**	**10,747,842**	**90.2 %**	**$ 556,183,954**	**$ 52.35** (7)

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(6) Included as part of total in-service occupied and leased square footage is 162,608 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $50.99.

(7) Included as part of the Company's share of total in-service occupied and leased square footage is 144,279 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.07.

Page 31 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756	43.4 %	87.9 %	$ 18,653,202	$ 39.89
Sunset Bronson Studios	308,026	25.2	98.0	12,233,807	40.54
Sunset Las Palmas Studios	384,621	31.4	80.1	13,321,077	44.02
Total same-store studio[1]	**1,224,403**	**100.0 %**	**88.0 %** [2]	**$ 44,208,085** [3]	**$ 41.02** [4]
TOTAL STUDIO	**1,224,403**	**100.0 %**	**88.0 %**	**$ 44,208,085**	**$ 41.02**
COMPANY'S SHARE OF TOTAL STUDIO[5]	**624,446**		**88.0 %**	**$ 22,546,124**	**$ 41.02**

(1) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2020 and still owned and included in our portfolio as of June 30, 2021.
(2) Percent leased for same-store studio is the average percent leased for the 12 months ended June 30, 2021.
(3) Annual base rent for same-store studio reflects actual base rent for the 12 months ended June 30, 2021, excluding tenant reimbursements.
(4) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2021.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios, Sunset Bronson Studios and Sunset Las Palmas Studios.

Page 32 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[2]	Downtown Vancouver	450,000	14.1 %
Subtotal		**450,000**	**14.1 %**
Greater Seattle, Washington			
Washington 1000[3]	Denny Triangle	538,164	16.8 %
Subtotal		**538,164**	**16.8 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	11.0 %
Subtotal		**350,000**	**11.0 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[4][5]	Hollywood	19,816	0.6 %
Sunset Gower Studios—Development[5][6]	Hollywood	478,845	15.0 %
Sunset Las Palmas Studios—Development[5]	Hollywood	617,581	19.3 %
Sunset Glenoaks Studios—Development[7]	Los Angeles	241,000	7.5 %
Element LA	West Los Angeles	500,000	15.7 %
Subtotal		**1,857,242**	**58.1 %**
TOTAL LAND		**3,195,406**	**100.0 %**
COMPANY'S SHARE OF TOTAL LAND		**2,167,947**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 is pending as of June 30, 2021. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.
(7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios—Development.

Page 33 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,904	—	— %	—	— %	—	$ —
Subtotal		**35,904**	—	—	—	—	—	—
San Francisco Bay Area, California								
Rincon Center[7]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[8]	Palo Alto	79,056	—	—	—	—	—	—
Palo Alto Square[9]	Palo Alto	12,740	—	—	—	—	—	—
Metro Plaza[10]	North San Jose	61,066	—	—	—	—	—	—
Subtotal		**189,767**	—	—	—	—	—	—
Los Angeles, California								
10850 Pico[11]	West Los Angeles	51,417	—	—	—	—	—	—
Subtotal		**51,417**	—	—	—	—	—	—
Total repositioning		**277,088**	—	—	—	—	—	—
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—	584,000 [12]	100.0	—	—
Del Amo[13]	Torrance	113,000	—	—	—	—	—	—
Total redevelopment		**697,000**	—	—	**584,000**	**83.8**	—	—
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**974,088**	—	— %	**584,000**	**60.0 %**	$ —	$ —
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**815,234**	—	— %	**438,000**	**53.7 %**	$ —	$ —

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33). The timing of completion of our projects may be impacted by factors outside of our control.
(2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

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Page 35 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of June 30, 2021, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2021. Annualized base rent does not reflect tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,904 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. (8) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021 following the termination of Century Theaters, Inc. as we evaluate the change of use for the space. (10) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet. (12) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (13) 113,000 square feet at Del Amo was taken off-line for redevelopment as of first quarter 2020. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Construction Period: Estimated Completion Date[3]	Estimated Construction Period: Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 6/30/21	Project Costs[1]: Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0 % [7]	$ 358,134 [8]	$500,000-$550,000 [8]	7.50%-8.00% [8]
Total under construction					**584,000**		**$ 358,134**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD	TBD	TBD	538,164	N/A	$ 27,584 [9]	$325,000-$350,000 [9]	6.75%-7.25%
Bentall Centre—Development[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	$ 2,470	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Glenoaks Studios — Development[11]	Los Angeles	Q4-2021	Q3-2023	Q2-2024	241,000	N/A	$ 29,795 [12]	$170,000-$190,000 [12]	7.75%-8.25%
Sunset Bronson Studios Lot D—Development[13]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development[13][14]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,824	TBD	TBD
Sunset Las Palmas Studios—Development[13]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 22,199 [15]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,878 [16]	TBD	TBD
Total future development					**3,195,406**				
TOTAL					**3,779,406**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent. The timing of completion of our projects may be impacted by factors outside of our control.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

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Page 37 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 35 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (8) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of June 30, 2021 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of June 30, 2021 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.50% - 8.00%. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of June 30, 2021 we have incurred $27.6 million of project costs with the remaining $58.4 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during fourth quarter 2021. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021. (11) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios—Development. (12) Total estimated project costs for Sunset Glenoaks Studios—Development include $28.8 million for management’s estimate of allocated land and acquisition costs. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (14) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (15) Project costs as of June 30, 2021 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (16) Project costs as of June 30, 2021 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Recently Completed, Under Construction and Planned Project Images



Maxwell | Redevelopment
Los Angeles (Arts District)
102,963 SF | Completed 1Q19
Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
301,127 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
129,931 SF | Completed 3Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Sunset Glenoaks Studios | Development
Los Angeles (Los Angeles)
241,000(1) SF | Completion 3Q23
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
538,164(1) SF | Completion TBD
Single or Multi-Tenant



Bentall Centre | Development
Vancouver (Downtown)
450,000(1) SF | Completion TBD
Single or Multi-Tenant



Sunset Gower Studios | Development
Los Angeles (Hollywood)
478,845(1) SF | Completion TBD
Single or Multi-Tenant



Cloud10 | Development
Silicon Valley (North San Jose)
350,000(1) SF | Completion TBD
Single Tenant (Build-to-Suit)

Recently Completed

Under Construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 38 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

			Company's Share	
Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Square Feet[2][4]	Annualized Base Rent as Percent of Total
Technology	4,763,852	38.0 %	4,192,665	40.4 %
Media and Entertainment	1,833,338	16.3	1,317,297	13.9
Legal	688,459	7.2	629,359	8.3
Business Services	1,200,250 [5]	8.3	936,017 [6]	8.1
Financial Services	1,160,067	8.4	823,943	7.8
Other	785,273	6.1	614,262	6.4
Retail	1,224,778 [7]	6.0	921,666 [8]	5.5
Real Estate	474,019	3.0	255,691	2.3
Healthcare	216,236	2.0	205,960	2.3
Insurance	247,957	1.7	192,711	1.7
Educational	137,326	1.2	132,371	1.4
Government	229,963	1.2	179,602	1.2
Advertising	60,075	0.6	55,656	0.7
TOTAL	**13,021,593**	**100.0 %**	**10,457,200**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Online services	1,110,448	30.0 %	1,004,952	31.4 %
Software	1,279,099	25.5	1,216,294	27.4
Computer hardware and technology equipment	1,097,405	17.5	1,062,508	19.2
Business support services	707,776	14.8	493,720	11.9
Other	410,894	8.6	264,444	6.2
Biotechnology, healthcare and medical research	107,013	2.6	107,013	2.9
Telecommunications and networking	51,217	1.0	43,734	1.0
TOTAL	**4,763,852**	**100.0 %**	**4,192,665**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Entertainment production and service	1,317,683	71.5 %	822,484	61.2 %
Gaming	361,056	21.5	351,274	29.6
Advertising and marketing	109,112	5.1	109,112	7.2
Other	45,487	1.9	34,427	2.0
TOTAL	**1,833,338**	**100.0 %**	**1,317,297**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 188,952 square feet occupied by the Company.
(4) Excludes 167,456 square feet occupied by the Company.
(5) Includes 543,757 square feet occupied by co-working tenants (represents 3.3% of total annualized base rent).
(6) Includes 351,684 square feet occupied by co-working tenants (represents 2.4% of the Company's Share of total annualized base rent).
(7) Includes 429,079 square feet of storefront retail (represents 1.9% of total annualized base rent).
(8) Includes 382,934 square feet of storefront retail (represents 2.0% of the Company's Share of total annualized base rent).

Page 39 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Fifteen Largest Office Tenants

	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet	Company's Share: Total Occupied Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent[2]	Company's Share: Percent of Annualized Base Rent	Credit Rating[3]: Moody's	Credit Rating[3]: S&P	Market Capitalization (in billions)[3]
1	Google, Inc.	Various	Various	640,726 (4)	622,117	4.9%	$ 48,315,895	8.7%	Aa2	AA+	$ 1,658.8
2	Netflix, Inc.	Various	9/30/2031	722,305 (5)	368,376	2.9	23,900,497	4.3	Ba1	BB+	234.2
3	Nutanix, Inc.	Various	5/31/2024	439,406 (6)	439,406	3.5	18,492,396	3.3			8.1
4	Riot Games, Inc.	Element LA	3/31/2030	284,037 (7)	284,037	2.2	17,864,002	3.2			
5	Qualcomm	Skyport Plaza	7/31/2022	376,817	376,817	3.0	14,940,041	2.7	A2	A-	161.2
6	Salesforce.com	Rincon Center	Various	265,394 (8)	265,394	2.1	14,204,667	2.6	A2	A+	226.2
7	Amazon	Various	Various	710,862 (9)	453,895	3.6	13,813,709	2.5	A1	AA	1,735.0
8	Square, Inc.	1455 Market[10]	9/27/2023	469,056	257,981	2.0	12,973,776	2.3			111.0
9	Dell EMC Corporation	Various	Various	311,795 (11)	311,795	2.4	12,241,847	2.2			
10	Uber Technologies, Inc.	1455 Market[10]	2/28/2025	325,445	178,995	1.4	9,616,316	1.7	B2	B	94.1
11	NFL Enterprises	Various	12/31/2023	167,606 (12)	167,606	1.3	7,582,495	1.4			
12	GitHub, Inc.	Various	6/30/2025	92,450 (13)	92,450	0.7	6,751,168	1.2			
13	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278	76,278	0.6	5,580,351	1.0			
14	Regus	Various	Various	123,420 (14)	123,420	1.0	5,505,789	1.0			4.3
15	WeWork Companies Inc.	Various	Various	374,542 (15)	203,077	1.6	5,491,260	1.0			
	TOTAL			**5,380,139**	**4,221,644**	**33.2%**	**$217,274,209**	**39.1%**			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of June 30, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.
(3) Credit rating and market capitalization data provided by Bloomberg as of June 30, 2021.
(4) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, and (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 35 for description of rent phasing and abatements.
(5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC, and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

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Page 41 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023 and (ii) 571,038 square feet at 1918 Eighth expiring on September 30, 2030. At 1918 Eighth, Amazon is expected to take possession of an additional 35,524 square feet during third quarter 2021. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (11) Dell EMC Corporation expirations by square footage and property: (i) 138,820 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, (iii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iv) 46,472 square feet at 505 First expiring on January 31, 2027. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (14) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, and (v) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. (15) WeWork Companies Inc. expirations by square footage and property: (i) 24,057 square feet at Maxwell expiring July 23, 2021 (We have signed a lease with Califia Farms, LLC to occupy this space effective third quarter 2021); (ii) 12,713 square feet at Foothill Research Center expiring June 30, 2022; (iii) 54,336 square feet at Hill7 expiring January 31, 2030; (iv) 70,769 square feet at Maxwell expiring June 30, 2031; (v) 66,056 square feet at 1455 Market expiring October 31, 2031; and (vi) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. We entered into an agreement with WeWork Companies Inc. with respect to its lease at Maxwell stipulating that the tenant shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate the Maxwell lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days’ written notice. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Office Property Leasing Activity[1]

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Total gross leasing activity		
Rentable square feet[2]	510,197	1,034,550
Gross new leasing activity		
Rentable square feet	173,799	312,706
New cash rate[3]	$59.98	$54.08
Gross renewal leasing activity		
Rentable square feet	336,398	721,844
Renewal cash rate[4]	$47.08	$57.09
Total leases expired and terminated		
Contractual (scheduled) expiration	63,202	259,139
Early termination	77,767	222,635
Total	**140,969**	**481,774**
Net absorption		
Leased rentable square feet	32,830	(169,068)
Cash rent growth[5]		
Expiring rate	$42.93	$52.36
New/renewal rate[6]	$48.14	$55.66
Change[5]	12.1 %	6.3 %
Straight-line rent growth[7]		
Expiring rate	$39.10	$48.36
New/renewal rate[6]	$46.41	$55.50
Change[7]	18.7 %	14.7 %
Weighted average lease terms		
New (in months)	70.7	93.3
Renewal (in months)	31.4	50.1
Blended	42.9	62.2

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

	Per Square Foot			
	Three Months Ended June 30, 2021		Six Months Ended June 30, 2021	
	Total	Annual	Total	Annual
New leases	$66.15	$11.23	$79.62	$10.24
Renewal leases	$13.82	$5.28	$14.31	$3.43
Blended	$29.11	$8.14	$32.61	$6.29

NET EFFECTIVE RENT[9]

	Per Square Foot	
	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
	Total	Total
New leases	$43.66	$38.88
Renewal leases	$41.01	$51.15
Blended	$41.78	$47.71

Page 42 of 61

Page 43 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management office totaling 37,405 and 46,413 square feet for the three and six months ended June 30, 2021. The three months and six months ended June 30, 2021 excludes 1,831 and 3,829 square feet, respectively, of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes the impact of 1,493 and 2,010 square feet related to tenants paying percentage rent in lieu of base rent for the three and six months ended June 30, 2021, respectively. (4) Excludes the impact of 9,429 and 10,443 square feet related to tenants paying percentage rent in lieu of base rent for the three and six months ended June 30, 2021, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and six months ended June 30, 2021 are calculated using the weighted average starting rates for 107,850 and 161,359 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the period indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia						
Bentall Centre[3]	Downtown Vancouver	1,667	10/1/2020	7/1/2021	$ 40.33	9/30/2025
Bentall Centre[3]	Downtown Vancouver	2,533	6/1/2021	7/1/2021	$ 42.75	5/31/2023
Greater Seattle, Washington						
1918 Eighth[4]	Denny Triangle	9,945	1/1/2021	4/1/2023	$ 48.80	9/30/2030
411 First	Pioneer Square	1,677	1/1/2021	1/1/2022	$ 31.00	12/31/2030
San Francisco Bay Area, California						
Rincon Center	San Francisco	34,779	10/8/2020	4/8/2021	$ 85.00	2/29/2028
Clocktower Square	Palo Alto	36,630	1/12/2021	10/1/2021	$ 84.60	6/30/2026
Concourse	North San Jose	5,741	2/1/2021	8/1/2021	$ 46.80	7/31/2022
Techmart	Santa Clara	2,289	3/1/2021	7/1/2021	$ 48.00	4/30/2024
Shorebreeze	Redwood Shores	1,998	4/1/2021	6/1/2021	$ 21.02	9/8/2021
Gateway	North San Jose	1,490	4/1/2021	5/1/2021	$ 49.20	4/30/2022
1740 Technology	North San Jose	176,004	4/1/2021	5/1/2021	$ 43.01	5/31/2024
Concourse	North San Jose	15,777	4/1/2021	5/1/2021	$ 42.00	3/31/2026
Metro Plaza	North San Jose	28,121	4/1/2021	5/1/2021	$ 43.01	5/31/2024
Towers at Shore Center	Redwood Shores	4,019	5/1/2021	6/1/2021	$ 72.00	7/31/2022
Shorebreeze	Redwood Shores	1,908	5/1/2021	7/1/2021	$ 63.00	10/31/2022
Gateway	North San Jose	3,637	5/1/2021	6/1/2021	$ 49.20	4/30/2022
Gateway	North San Jose	2,881	5/1/2021	6/1/2021	$ 48.60	6/30/2024
Concourse	North San Jose	1,209	5/1/2021	6/1/2021	$ 49.20	4/30/2024
Concourse	North San Jose	1,965	5/5/2021	5/5/2021 [5]	$ 47.40	8/31/2024
Techmart	Santa Clara	1,738	5/13/2021	5/13/2021 [5]	$ 48.60	6/30/2022
Concourse	North San Jose	2,841	5/21/2021	7/22/2021	$ 48.96	10/31/2024
Towers at Shore Center	Redwood Shores	6,368	6/1/2021	9/1/2021	$ 75.00	5/31/2023
Towers at Shore Center	Redwood Shores	1,756	6/1/2021	7/1/2021	$ 75.00	5/31/2022
Shorebreeze	Redwood Shores	3,407	6/1/2021	8/1/2021	$ 61.20	5/31/2026
Palo Alto Square	Palo Alto	4,638	6/1/2021	7/1/2021	$ 36.00	5/31/2031
Palo Alto Square	Palo Alto	3,835	6/1/2021	10/1/2021	$ 96.24	5/31/2031
Concourse	North San Jose	3,195	6/1/2021	7/1/2021	$ 48.60	8/31/2026

Page 44 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1] continued

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Los Angeles, California						
11601 Wilshire	West Los Angeles	2,579	4/1/2021	5/1/2021	$ 63.60	5/31/2027
Harlow[6]	Hollywood	56,480	4/1/2021	4/1/2022	$ 61.80	3/31/2033
Harlow[6]	Hollywood	13,805	4/1/2021	4/1/2022	$ 24.00	3/31/2033

(1) Consists of leases that commenced on or prior to June 30, 2021 with up-front free rent resulting in a rent start date after the commencement of the three-month period ending June 30, 2021.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.
(4) We own 55% in the consolidated joint venture that owns 1918 Eighth.
(5) Subsequent to the rent start date, monthly base rent was abated for the one-month period June 2021.
(6) We own 51% in the consolidated joint venture that owns Harlow.

Page 45 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Uncommenced Office Leases—Next Eight Quarters[1][2]

	Q3 2021		Q4 2021		Company's Share Q3 2021		Company's Share Q4 2021	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia								
Downtown Vancouver[4]	20,098	$ 31.73	5,334	$ — [5]	4,020	$ 31.73	1,067	$ — [5]
Subtotal	**20,098**	**31.73**	**5,334**	**—**	**4,020**	**31.73**	**1,067**	**—**
Greater Seattle, Washington								
Lynnwood	7,452	19.75	—	—	7,452	19.75	—	—
Subtotal	**7,452**	**19.75**	**—**	**—**	**7,452**	**19.75**	**—**	**—**
San Francisco Bay Area, California								
San Francisco	6,256	115.67	—	—	3,441	115.67	—	—
Redwood Shores	12,674	50.32	11,681	51.03	12,674	50.32	11,681	51.03
Palo Alto	5,248	193.01	—	—	5,248	193.01	—	—
Santa Clara	4,589	54.06	—	—	4,589	54.06	—	—
North San Jose	4,863	46.99	—	—	4,863	46.99	—	—
Subtotal	**33,630**	**84.77**	**11,681**	**51.03**	**30,815**	**81.95**	**11,681**	**51.03**
Los Angeles, California								
Downtown Los Angeles	5,383	46.20	—	—	5,383	46.20	—	—
West Los Angeles	28,683	34.10	4,139	— [5]	28,683	34.10	4,139	— [5]
Subtotal	**34,066**	**36.01**	**4,139**	**—**	**34,066**	**36.01**	**4,139**	**—**
TOTAL UNCOMMENCED	**95,246**	**$ 51.05**	**21,154**	**$ 28.18**	**76,353**	**$ 52.74**	**16,887**	**$ 35.30**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to June 30, 2021, but with commencement dates after June 30, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in third quarter 2022 and first quarter 2023 through second quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.
(5) Management office to be occupied by the Company.

Page 46 of 61

Page 47 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Uncommenced Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q1 2022 Q2 2022 Q4 2022 Q1 2022 Q2 2022 Q4 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) 5,013 $ 50.01 — $ — — $ — 1,003 $ 50.01 — $ — — $ — Subtotal 5,013 50.01 — — — — 1,003 50.01 — — — — Los Angeles, California Downtown Los Angeles — — 8,604 31.88 — — — — 8,604 31.88 — — West Los Angeles 584,000 62.01 — — 20,340 — (5) 438,000 62.01 — — 20,340 — (5) Subtotal 584,000 62.01 8,604 31.88 20,340 — 438,000 62.01 8,604 31.88 20,340 — TOTAL UNCOMMENCED 589,013 $ 61.91 8,604 $ 31.88 20,340 $ — 439,003 $ 61.98 8,604 $ 31.88 20,340 $ — For footnotes (1), (2), (3), (4) and (5) above refer to the descriptions on page 46.

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Backfilled Office Leases—Next Eight Quarters(1)(2)

	Q3 2021		Q4 2021		Company's Share Q3 2021		Company's Share Q4 2021	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia								
Downtown Vancouver(4)	1,831	$ —	3,084	$ 32.26	366	$ —	617	$ 32.26
Subtotal	**1,831**	**—**	**3,084**	**32.26**	**366**	**—**	**617**	**32.26**
Greater Seattle, Washington								
Denny Triangle	35,524	47.38	—	—	19,538	47.38	—	—
Subtotal	**35,524**	**47.38**	**—**	**—**	**19,538**	**47.38**	**—**	**—**
San Francisco Bay Area, California								
Redwood Shores	2,710	61.80	—	—	2,710	61.80	—	—
Santa Clara	2,167	51.00	—	—	2,167	51.00	—	—
North San Jose	5,241	46.20	—	—	5,241	46.20	—	—
Subtotal	**10,118**	**51.41**	**—**	**—**	**10,118**	**51.41**	**—**	**—**
Los Angeles, California								
Downtown Los Angeles	24,057	46.20	—	—	24,057	46.20	—	—
Subtotal	**24,057**	**46.20**	**—**	**—**	**24,057**	**46.20**	**—**	**—**
TOTAL BACKFILLED	**71,530**	**46.34**	**3,084**	**32.26**	**54,079**	**47.29**	**617**	**32.26**
TOTAL UNCOMMENCED AND BACKFILLED	**166,776**	**$ 49.03**	**24,238**	**$ 28.70**	**130,432**	**$ 50.48**	**17,504**	**$ 35.19**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to June 30, 2021, but with commencement dates after June 30, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in third quarter 2022 through second quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021.

Page 48 of 61

Page 49 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Backfilled Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q1 2022 Q2 2022 Q4 2022 Q1 2022 Q2 2022 Q4 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) San Francisco Bay Area, California North San Jose 2,979 $ 48.60 6,413 $ 44.30 — $ — 2,979 $ 48.60 6,413 $ 44.30 — $ — Subtotal 2,979 48.60 6,413 44.30 — — 2,979 48.60 6,413 44.30 — — TOTAL BACKFILLED 2,979 48.60 6,413 44.30 — — 2,979 48.60 6,413 44.30 — — TOTAL UNCOMMENCED AND BACKFILLED 591,992 $ 61.84 15,017 $ 37.18 20,340 $ — (4) 441,982 $ 61.89 15,017 $ 37.18 20,340 $ — (4) For footnotes (1), (2) and (3) above refer to the descriptions on page 48. (4) Management office to be occupied by the Company.

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Expiring Office Leases—Next Eight Quarters[1]

	Q3 2021[2]		Q4 2021		Q1 2022		Q2 2022		Company's Share Q3 2021[3]		Company's Share Q4 2021		Company's Share Q1 2022		Company's Share Q2 2022	
	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	21,500	$ 22.48	12,645	$ 23.12	36,174	$ 28.02	55,447	$ 28.61 (7)	4,300	$22.48	2,529	$ 23.12	7,235	$28.02	11,089	$ 28.61
Subtotal	**21,500**	**22.48**	**12,645**	**23.12**	**36,174**	**28.02**	**55,447**	**28.61**	**4,300**	**22.48**	**2,529**	**23.12**	**7,235**	**28.02**	**11,089**	**28.61**
Greater Seattle, Washington																
Denny Triangle	35,424	50.47	2,958	— (8)	—	—	1,194	— (8)	19,483	50.47	1,627	—	—	—	657	—
Lynnwood	—	—	—	—	2,842	22.81	21,563	21.64	—	—	—	—	2,842	22.81	21,563	21.64
Pioneer Square	32,641	38.68	148,256	25.12 (9)	15,144	19.26	8,063	42.79	32,641	38.68	148,256	25.12	15,144	19.26	8,063	42.79
Subtotal	**68,065**	**44.81**	**151,214**	**24.62**	**17,986**	**19.82**	**30,820**	**26.33**	**52,124**	**43.08**	**149,883**	**24.84**	**17,986**	**19.82**	**30,283**	**26.80**
San Francisco Bay Area, California																
Foster City	37,490	46.04	17,045	70.65	25,815	54.71	55,716	70.68 (10)	37,490	46.04	17,045	70.65	25,815	54.71	55,716	70.68
Palo Alto	11,524	98.03	13,065	98.77	18,631	94.74	36,803	75.65	11,524	98.03	13,065	98.77	18,631	94.74	36,803	75.65
Redwood Shores	39,086	63.05	44,676	63.99	23,496	67.40	30,526	59.41	39,086	63.05	44,676	63.99	23,496	67.40	30,526	59.41
San Francisco	44,231	28.71	4,205	118.62	15,270	17.80	2,222	42.09	42,433	29.93	2,313	118.62	14,541	12.34	2,222	42.09
North San Jose	56,183	38.89 (11)	50,893	39.76 (12)	100,699	44.30 (13)	105,583	39.20 (14)	56,183	38.89	50,893	39.76	100,699	44.30	105,583	39.20
Santa Clara	11,986	54.96	11,613	53.81	24,294	52.20	6,773	35.90	11,986	54.96	11,613	53.81	24,294	52.20	6,773	35.90
Subtotal	**200,500**	**47.05**	**141,497**	**60.07**	**208,205**	**51.69**	**237,623**	**54.75**	**198,702**	**47.48**	**139,605**	**59.28**	**207,476**	**51.43**	**237,623**	**54.75**
Los Angeles, California																
Downtown Los Angeles	24,057	— (15)	—	—	—	—	—	—	24,057	—	—	—	—	—	—	—
Hollywood	—	—	—	—	—	—	3,273	56.05	—	—	—	—	—	—	3,273	56.05
West Los Angeles	6,302	21.90	12,418	52.09	4,052	60.98	5,901	64.08	6,302	21.90	12,418	52.09	4,052	60.98	5,901	64.08
Subtotal	**30,359**	**4.55**	**12,418**	**52.09**	**4,052**	**60.98**	**9,174**	**61.21**	**30,359**	**4.55**	**12,418**	**52.09**	**4,052**	**60.98**	**9,174**	**61.21**
TOTAL	**320,424**	**$ 40.90**	**317,774**	**$ 41.42**	**266,417**	**$ 46.47**	**333,064**	**$ 47.95**	**285,485**	**$41.73**	**304,435**	**$41.73**	**236,749**	**$48.47**	**288,169**	**$ 51.02**
Expirations as % of Total In-Service Portfolio	**2.2%**		**2.2%**		**1.8%**		**2.3%**		**2.4%**		**2.6%**		**2.0%**		**2.4%**	

Page 50 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Expiring Office Leases—Next Eight Quarters[1] (continued)

									Company's Share							
	Q3 2022		Q4 2022		Q1 2023		Q2 2023		Q3 2022		Q4 2022		Q1 2023		Q2 2023	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	58,212	$ 27.76 (16)	60,608	$ 29.28 (17)	113,449	$31.16 (18)	61,049	$ 31.75 (19)	11,642	$27.76	12,122	$29.28	22,690	$31.16	12,210	$ 31.75
Subtotal	**58,212**	**27.76**	**60,608**	**29.28**	**113,449**	**31.16**	**61,049**	**31.75**	**11,642**	**27.76**	**12,122**	**29.28**	**22,690**	**31.16**	**12,210**	**31.75**
Greater Seattle, Washington																
Denny Triangle	—	—	51,909	31.41 (20)	656	34.13	2,486	32.72	—	—	28,550	31.41	656	34.13	2,486	32.72
Lynnwood	—	—	—	—	—	—	19,583	23.20	—	—	—	—	—	—	19,583	23.20
Pioneer Square	—	—	924	42.08	—	—	—	—	—	—	924	42.08	—	—	—	—
Subtotal	**—**	**—**	**52,833**	**31.60**	**656**	**34.13**	**22,069**	**24.28**	**—**	**—**	**29,474**	**31.74**	**656**	**34.13**	**22,069**	**24.28**
San Francisco Bay Area, California																
Foster City	3,534	76.71	42,542	71.96	9,903	48.83	3,502	72.26	3,534	76.71	42,542	71.96	9,903	48.83	3,502	72.26
Palo Alto	6,289	102.89	78,519	86.05 (21)	—	—	39,616	97.10	6,289	102.89	78,519	86.05	—	—	39,616	97.10
Redwood Shores	94,597	58.40 (22)	108,117	64.87 (23)	41,799	68.67	76,198	66.44 (24)	94,597	58.40	108,117	64.87	41,799	68.67	76,198	66.44
San Francisco	20,472	65.78	2,982	48.92	515	202.59	1,592	— (25)	18,779	66.39	1,640	48.92	283	202.59	876	—
North San Jose	439,965	41.38 (26)	63,218	45.33 (27)	74,771	41.52 (28)	63,733	48.34 (29)	439,965	41.38	63,218	45.33	74,771	41.52	63,733	48.34
Santa Clara	26,431	55.84	8,423	54.67	16,015	56.41	887	62.29	26,431	55.84	8,423	54.67	16,015	56.41	887	62.29
Subtotal	**591,288**	**46.46**	**303,801**	**66.83**	**143,003**	**52.21**	**185,528**	**66.29**	**589,595**	**46.43**	**302,459**	**66.91**	**142,771**	**51.96**	**184,812**	**66.55**
Los Angeles, California																
Hollywood	—	—	10,429	63.14	—	—	—	—	—	—	10,429	63.14	—	—	—	—
West Los Angeles	47,900	47.12	29,718	62.48	10,557	65.69	—	—	37,147	47.70	29,718	62.48	10,557	65.69	—	—
Subtotal	**47,900**	**47.12**	**40,147**	**62.65**	**10,557**	**65.69**	**—**	**—**	**37,147**	**47.70**	**40,147**	**62.65**	**10,557**	**65.69**	**—**	**—**
TOTAL	**697,400**	**$ 44.95**	**457,389**	**$ 57.42**	**267,665**	**$43.77**	**268,646**	**$ 54.99**	**638,384**	**$46.16**	**384,202**	**$62.58**	**176,674**	**$50.05**	**219,091**	**$ 60.35**
Expirations as % of Total In-Service Portfolio	**4.8%**		**3.1%**		**1.8%**		**1.8%**		**5.4%**		**3.2%**		**1.5%**		**1.8%**	

(1) This does not reflect 40,968 square feet, of which 33,191 square feet represents the Company's Share, that expired on June 30, 2021. This table omits submarkets without any expirations over the next eight quarters.
(2) Third quarter 2021 expiring square footage representing 100% share of joint ventures does not include 26,711 square feet of month-to-month leases.
(3) Third quarter 2021 expiring square footage representing the Company's Share of joint ventures does not include 16,148 square feet of month-to-month leases.

Page 51 of 61

Page 52 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (4) Includes leases that expire on the last day of the quarter. (5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of June 30, 2021. (7) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Calibre Mining Corporation for 2,928 square feet. (8) Total expiring square footage consists of space occupied by the Company’s management office. (9) Total expiring square footage consists of: (i) Dell EMC Corporation at 505 First for 138,820 square feet, (ii) Armoire, Inc. at 505 First for 7,342 square feet, and (iii) Picket Houses, Inc. at 411 First for 2,094 square feet. (10) Top three expiring tenants by square footage: (i) Jefferies LLC at Metro Center for 14,562 square feet, (ii) Conversica, Inc. at Metro Center for 11,243 square feet, and (iii) Z&L Properties at Metro Center for 9,037 square feet. (11) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Earth Networks at Gateway for 5,222 square feet, and (iii) Ambiq Micro, Inc. at Gateway for 3,572 square feet. (12) Top three expiring tenants by square footage: (i) Level 3 Communications, LLC at Concourse for 13,258 square feet, (ii) FICO at Metro Plaza for 9,244 square feet, and SUMCO Phoenix Corporation at Gateway for 6,053 square feet. (13) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) PNY Technologies, Inc. at Gateway for 7,211 square feet. (14) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) PeerNova, Inc. at Gateway for 8,737 square feet. (15) Total expiring square footage consists of space occupied by WeWork Companies Inc at Maxwell. We have signed a lease with Califia Farms, LLC to occupy this space effective third quarter 2021. WeWork Companies Inc. pays substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. (16) Top three expiring tenants at Bentall Centre by square footage: (i) Lysistrata Services LP for 23,957 square feet, (ii) LNG Canada Development Inc. for 6,362 square feet, and (iii) RCI Capital Group Inc. for 5,888 square feet. (17) Top three expiring tenants at Bentall Centre by square footage: (i) Omicron Consulting for 15,500 square feet, (ii) Robert Half Inc. for 10,301 square feet, and (iii) Shank Management LTD for 9,866 square feet. (18) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Thorsteinssons for 20,904 square feet, and (iii) Adera Development Corporation for 8,662 square feet. (19) Top three expiring tenants at Bentall Centre by square footage: (i) Bentall Kennedy LP for 37,474 square feet, (ii) Sabina Gold Silver Corporation for 10,605 square feet, and (iii) Coeur Silvertip Holdings LTD. for 3,010 square feet. (20) Total expiring square footage consists of KPMG, LLP at 1918 Eighth for 51,909 square feet. (21) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank, Rimerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) K&L Gates LLP at Clocktower Square for 9,234 square feet. (22) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) McKool Smith a Professional Corporation at Shorebreeze for 13,529 square feet, and (iii) Hudson Pacific Properties management office at 333 Twin Dolphin for 12,651 square feet. (23) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Project Worldwide, Inc. at Skyway Landing for 19,467 square feet. (24) Top three expiring tenants by square footage: (i) MarkLogic Corporation at Skyway Landing for 40,268 square feet, (ii) Zum Services, Inc. at Shorebreeze for 20,198 square feet, and (iii) Kartos Therapeutics, Inc. at Shorebreeze for 7,464 square feet. (25) Total expiring square footage consists of space occupied by Red Bay Coffee Company Inc. at Ferry Building. Red Bay Coffee Company Inc. pays percentage rent in an amount equal to 6.0% of gross sales with respect to the first twelve full calendar months of the lease term, and 8.0% of gross sales with respect to the thirteenth month through the remainder of the lease term in lieu of paying monthly base rent. (26) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817 square feet, (ii) Silicon Valley Leadership Group at Gateway for 8,193 square feet, and (iii) InnoGrit Corporation at Concourse for 7,281 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 53 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 (27) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Company at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. (28) Top three expiring tenants by square footage: (i) New York Life Insurance at Concourse for 28,489 square feet, (ii) Sensiba San Filippo LLP at Metro Plaza for 12,611 square feet, and (iii) Massachusetts Mutual Life Insurance at Gateway for 8,086 square feet. (29) Top three expiring tenants by square footage: (i) Amkor Technology, Inc. at Metro Plaza for 21,942 square feet, (ii) Dexerials America Corporation at Gateway for 7,872 square feet, and (iii) Principal Life Insurance Company at Gateway for 7,359 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Square Footage of Expiring Leases[2]	Percent of Office Portfolio Square Feet	Annualized Base Rent[3]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		1,639,745	1,545,927	12.2 %					
2021	104	653,302	600,851	4.7	$ 25,846,529	4.4 %	$ 43.02	$ 26,304,814	$ 43.78
2022	201	1,708,680	1,502,451	11.8	76,367,384	13.0	50.83	79,689,623	53.04
2023	132	1,869,030	1,452,382	11.4	68,253,288	11.6	46.99	73,196,185	50.40
2024	144	1,939,847	1,704,771	13.4	89,218,528	15.1	52.33	97,516,659	57.20
2025	83	1,604,636	1,305,986	10.3	76,996,070	13.1	58.96	86,085,604	65.92
2026	49	694,380	604,716	4.8	36,679,207	6.2	60.66	42,290,014	69.93
2027	34	625,004	523,941	4.1	28,675,892	4.9	54.73	34,584,575	66.01
2028	26	933,095	850,661	6.7	56,802,624	9.7	66.77	69,218,649	81.37
2029	17	316,024	220,921	1.7	16,687,175	2.8	75.53	20,236,336	91.60
2030	13	1,259,659	913,472	7.2	41,519,395	7.1	45.45	56,400,853	61.74
Thereafter	23	1,391,225	760,900	6.0	38,679,459	6.6	50.83	53,134,158	69.83
Building management use[6]	37	188,952	167,456	1.3	—	—	—	—	—
Signed leases not commenced[7]	30	734,357	561,186	4.4	32,107,744	5.5	57.21	46,207,376	82.34
TOTAL/WEIGHTED AVERAGE	**893**	**15,557,936**	**12,715,621**	**100.0 %**	**$ 587,833,295**	**100.0 %**	**$ 52.63** [8]	**$ 684,864,846**	**$ 61.31** [9]

(1) Total expiring square footage does not include 26,711 square feet of month-to-month leases.
(2) Total expiring square footage does not include 16,148 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of June 30, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2021.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2021.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of June 30, 2021 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of June 30, 2021, divided by (ii) square footage under uncommenced leases as of June 30, 2021.
(8) Included as part of the Company's share of total expiring square footage is 140,281 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $53.30.
(9) Included as part of the Company's share of total expiring square footage is 102,855 square feet of existing leases that have been amended or signed as of second quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $61.88.

Page 54 of 61

Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Definitions and Reconciliations

Page 56 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Definitions Adjusted EBITDAre: Represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from the unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non- cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interests), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included. The full amount of the construction loan related to our One Westside and 10850 Pico joint venture is included.

Page 57 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”) and Performance Stock Units (“PSU”), including stock grants under our 2019 OPP, 2020 PSU and 2021 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2019 OPP, 2020 PSU and 2021 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income	$ 7,030	$ 7,011	$ 18,441	$ 20,960
Adjustments:				
Income from unconsolidated real estate entities	(470)	(410)	(1,105)	(174)
Fee income	(797)	(556)	(1,645)	(1,166)
Interest expense	30,689	27,930	60,975	54,347
Interest income	(937)	(1,048)	(1,934)	(2,073)
Management services reimbursement income - unconsolidated joint ventures	(626)	—	(626)	—
Management services expense - unconsolidated joint ventures	626	—	626	—
Transaction-related expenses	1,064	157	1,064	259
Unrealized (gain) loss on non-real estate investments	(5,018)	2,267	(10,793)	2,848
Other expense (income)	1,177	(716)	1,629	(1,030)
General and administrative	17,109	17,897	35,558	36,515
Depreciation and amortization	84,178	73,516	166,939	147,279
Net Operating Income	**$ 134,025**	**$ 126,048**	**$ 269,129**	**$ 257,765**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 161,616	$ 155,781	$ 318,856	$ 310,742
Straight-line rent	4,489	11,090	11,136	23,962
Amortization of above-market and below-market leases, net	1,751	2,295	3,548	4,621
Amortization of lease incentive costs	(443)	(466)	(886)	(906)
Same-Store Office revenues	**167,413**	**168,700**	**332,654**	**338,419**
Same-Store Studios cash revenues	19,741	13,637	40,694	33,289
Straight-line rent	167	674	200	832
Amortization of lease incentive costs	(9)	(9)	(19)	(19)
Same-Store Studio revenues	**19,899**	**14,302**	**40,875**	**34,102**
Same-Store property revenues	**187,312**	**183,002**	**373,529**	**372,521**
Same-Store Office cash expenses	58,316	57,265	114,027	112,548
Straight-line rent	325	366	691	731
Non-cash portion of interest expense	10	—	21	—
Amortization of above-market and below-market ground leases, net	586	586	1,172	1,172
Same-Store Office expenses	**59,237**	**58,217**	**115,911**	**114,451**
Same-Store Studio cash expenses	12,387	7,951	23,762	18,601
Non-cash portion of interest expense	79	—	157	—
Same-Store Studio expenses	**12,466**	**7,951**	**23,919**	**18,601**
Same-Store property expenses	**71,703**	**66,168**	**139,830**	**133,052**
Same-Store net operating income	**115,609**	**116,834**	**233,699**	**239,469**
Non-Same-Store net operating income	**18,416**	**9,214**	**35,430**	**18,296**
Net Operating Income	**$ 134,025**	**$ 126,048**	**$ 269,129**	**$ 257,765**

Page 58 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Reconciliation of Net Income to Company's Share of Net Operating Income

Unaudited, in thousands

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income	$ 7,030	$ 7,011	$ 18,441	$ 20,960
Adjustments:				
Income from unconsolidated real estate entities	(470)	(410)	(1,105)	(174)
Fee income	(797)	(556)	(1,645)	(1,166)
Interest expense	30,689	27,930	60,975	54,347
Interest income	(937)	(1,048)	(1,934)	(2,073)
Management services reimbursement income - unconsolidated joint ventures	(626)	—	(626)	—
Management services expense - unconsolidated joint ventures	626	—	626	—
Transaction-related expenses	1,064	157	1,064	259
Unrealized (gain) loss on non-real estate investments	(5,018)	2,267	(10,793)	2,848
Realized gain/loss on foreign currency exchange, net	—	—	—	—
Gain on sale of real estate	—	—	—	—
Impairment loss	—	—	—	—
Other expense (income)	1,177	(716)	1,629	(1,030)
General and administrative	17,109	17,897	35,558	36,515
Depreciation and amortization	84,178	73,516	166,939	147,279
Company's Share of NOI from unconsolidated real estate entities	3,136	2,853	6,125	5,313
Net Operating Income Partner's Share	(20,135)	(7,347)	(40,938)	(14,969)
Net Operating Income Company's Share	**$ 117,026**	**$ 121,554**	**$ 234,316**	**$ 248,109**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 137,701	$ 133,972	$ 271,281	$ 273,130
Straight-line rent	3,351	6,767	8,781	9,362
Amortization of above-market and below-market leases, net	1,905	2,468	3,876	4,984
Amortization of lease incentive costs	(420)	(442)	(842)	(857)
Same-Store Office revenues Company's Share	**142,537**	**142,765**	**283,096**	**286,619**
Same-Store property revenues Company's Share	**142,537**	**142,765**	**283,096**	**286,619**
Same-Store Office cash expenses	49,318	49,591	96,046	97,513
Straight-line rent	227	249	475	498
Amortization of above-market and below-market ground leases, net	576	576	1,151	1,151
Same-Store Office expenses Company's Share	**50,121**	**50,416**	**97,672**	**99,162**
Same-Store property expenses Company's Share	**50,121**	**50,416**	**97,672**	**99,162**
Same-Store net operating income Company's Share	**92,416**	**92,349**	**185,424**	**187,457**
Non-Same-Store net operating income Company's Share	**24,610**	**29,205**	**48,892**	**60,652**
Net Operating Income Company's Share	**$ 117,026**	**$ 121,554**	**$ 234,316**	**$ 248,109**

Page 59 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Second Quarter 2021

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net income (loss)	$ 7,030	$ 11,411	$ (3,168)	$ (1,362)	$ 7,011
Interest income—Consolidated	(937)	(997)	(960)	(1,056)	(1,048)
Interest expense—Consolidated	30,689	30,286	29,638	32,492	27,930
Depreciation and amortization—Consolidated	84,178	82,761	77,351	75,052	73,516
EBITDA	**120,960**	**123,461**	**102,861**	**105,126**	**107,409**
Unconsolidated real estate entities depreciation and amortization	1,550	1,511	1,424	1,445	1,355
Unconsolidated real estate entities interest expense	640	604	605	630	630
EBITDAre	**123,150**	**125,576**	**104,890**	**107,201**	**109,394**
Unrealized (gain) loss on non-real estate investments	(5,018)	(5,775)	128	(513)	2,267
Other expense (income)	1,177	452	1,058	(576)	(716)
Transaction-related expenses	1,064	—	—	181	157
Non-cash compensation expense	6,340	3,538	8,314	4,791	4,723
Straight-line rent receivables, net	(5,657)	(6,765)	1,191	(4,681)	(12,062)
Non-cash amortization of above-market and below-market leases, net	(2,739)	(2,519)	(2,178)	(2,449)	(2,464)
Non-cash amortization of above-market and below-market ground leases, net	588	588	588	588	588
Amortization of lease incentive costs	475	475	477	466	499
Adjusted EBITDAre	**119,380**	**115,570**	**114,468**	**105,008**	**102,386**
One-time prior period net property tax adjustment	—	1,050	—	—	—
Adjusted EBITDAre (excluding specified items)	**119,380**	**116,620**	**114,468**	**105,008**	**102,386**
Studio cash NOI	(7,354)	(9,579)	(9,623)	(6,319)	(5,686)
Office property adjusted EBITDAre	**112,026**	**107,041**	**104,845**	**98,689**	**96,700**
x Annualization factor	4	4	4	4	4
Annualized office property adjusted EBITDAre	**448,104**	**428,164**	**419,380**	**394,756**	**386,800**
Trailing 12-mo studio cash NOI	32,974	31,306	30,629	30,704	34,943
Adjusted EBITDAre (Annualized)	**$ 481,078**	**$ 459,470**	**$ 450,009**	**$ 425,460**	**$ 421,743**
Total Consolidated unsecured and secured debt	3,518,813	3,485,093	3,432,276	3,087,168	2,998,350
Less: Consolidated cash and cash equivalents	(110,978)	(134,278)	(113,686)	(365,294)	(45,052)
Consolidated debt, net[(1)]	**$ 3,407,835**	**$ 3,350,815**	**$ 3,318,590**	**$ 2,721,874**	**$ 2,953,298**
Adjusted EBITDAre (annualized) / Consolidated debt, net	**7.1x**	**7.3x**	**7.4x**	**6.4x**	**7.0x**

(1) Excluding Series A preferred units.

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Page 61 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Second Quarter 2021 Current Guidance Full Year 2021 Metric Low High FFO per share $1.90 $1.96 Growth in same-store office property cash NOI(1)(2)(3) 3.75% 4.75% Growth in same-store studio property cash NOI(1)(2)(4) 13.00% 14.00% GAAP non-cash revenue (straight-line rent and above/below-market rents)(5) $20,000 $30,000 GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) $(3,750) $(3,750) General and administrative expenses(6) $(68,000) $(72,000) Interest expense(7) $(121,500) $(124,500) Interest income $3,700 $3,800 Corporate-related depreciation and amortization $(2,300) $(2,400) FFO from unconsolidated joint ventures $7,500 $8,500 FFO attributable to non-controlling interests $(77,000) $(81,000) Weighted average common stock/units outstanding—diluted(8) 153,000 154,000 Company Outlook Unaudited, in thousands (1) Same-store for the full year 2021 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2020, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2021. (2) Please see non-GAAP information below for definition of cash NOI. (3) This estimate excludes approximately $1.0 million of a one-time, prior-period supplemental property tax expense related to ICON and CUE. Please see the Same-Store Analysis in the Company’s Second Quarter 2021 Supplemental Operating and Financial Information report for further detail regarding these reimbursements. (4) This estimate excludes approximately $0.4 million of one-time, prior period supplemental property tax expenses related to Sunset Bronson and Sunset Gower. Please see the Same- Store Analysis in the Company’s First and Second Quarter 2021 Supplemental Operating and Financial Information reports for further detail regarding these reimbursements. (5) Includes non-cash straight-line rent associated with the studio and office properties. (6) Includes non-cash compensation expense, which the Company estimates at $20,000 in 2021. (7) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $10,000 in 2021. (8) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2021 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2019, 2020 and 2021 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

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